Exhibit 10.4

Grant Date: _______________

[Electromed Option Agreement]

Dear __________________:

This is to let you know that you have been awarded options to purchase shares of common stock of Electromed, Inc. pursuant to the Electromed, Inc. 2012 Stock Incentive Plan (the “Plan”) as follows:

1.  Number of shares which you may purchase: _________________.

2.  Option price per share (that is, price payable per share): $______________. As provided in the Plan, this price will be equal to the Fair Market Value on the date of grant.

3.  Earliest date options may be exercised: _________________.

4.  Latest date options may be exercised: __________________. Options not exercised on or before this date will expire and no longer be exercisable.

These options are “non-qualified”, which means that any gains upon exercise are taxable as ordinary income.

To exercise all or any part of your options, contact [CFO]. The Plan provides a variety of ways you may pay the exercise price. See the Plan document for details.

If you have a separation from service (as defined in the Plan) before exercising the options:

(a)  If a separation is due to your disability or death, or after you attain age 60, the options will remain exercisable until the date in #4 above.

(b)  If the separation is not due to your disability or death and is before you attain age 60, the options will remain exercisable for three months after your separation from service (but not beyond the expiration date in #4 above).

However, if your separation from service is for “cause” as defined in the Plan, your options will be forfeited immediately. Also, if your separation from service occurs prior to the earliest date the options may be exercised as specified in #3 above, your options will be forfeited immediately.

Congratulations on receiving the award and thanks for your contributions to Electromed’s success.

Please let me know if you have any questions about your award. Also, please acknowledge your receipt of this letter by signing in the space below and returning a signed copy to me.

Sincerely,
Bob Hansen

_______________________________

Signature